UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 28, 2005
                                                    ----------------

                                 BIOMETRX, INC.
             (Exact name of registrant as specified in its Charter)

         Delaware                       0-15807                 31-1190725
----------------------------        --------------           ----------------
(State or other jurisdiction         Commission               (IRS Employer
   of incorporation)                  File No.)              Identification No.)

33 South Service Road, Suite 111, Jericho, New York                    11753
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(Address of principal executive offices)                             (Zip Code)

                                 (516) 750-9733
              (Registrant's telephone number, including area code)

                           MARKETSHARE RECOVERY, INC.
         (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

         As described in Item 3.02 below, bioMETRX, Inc. (the "Registrant") entered into a subscription agreement on October 28, 2005 with Russell Kuhn (the "Purchaser") for the private sale of its securities to the Purchaser as well as granting the Purchaser "piggy-back" registration rights. The terms of the agreement are more fully described in Item 3.02.

Item 3.02   Unregistered Sales of Equity Securities

         On October 28, 2005 the Registrant consummated the private sale of its securities to the Purchaser. The securities sold were Two Million Two Hundred Fifty Thousand (2,250,000) shares of the Registrant's common stock (the "Shares") and warrants (the "Warrants") to purchase an additional Two Million Two Hundred Fifty Thousand (2,250,000) shares at an aggregate purchase price of $450,000 or $.20 per share without allocating any part of the purchase price for the Warrants.

         The Warrants entitle the holder to purchase shares of the Registrant's common stock reserved for issuance thereunder (the "Warrant Shares") for a period commencing on the date of issuance and expiring on December 15, 2005 at an exercise price of $.20 per share.

         Pursuant to the Subscription Agreement between the Registrant and the Purchaser, the Registrant represented that it intends to file a Registration Statement with the Securities and Exchange Commission within 45 days from the closing date and granted the Purchaser "piggy-back" registration rights for the Shares with respect to such Registration Statement.

         Simultaneously herewith the Registrant issued an additional 300,000 shares of its common stock to the Purchaser. These shares represent penalty shares as a result of the Registrant's failure to register certain shares previously purchased by the Purchaser in other financing transactions between the Purchaser and the Registrant.

         As a result of these transactions, the Purchaser owns approximately 21.7% of the issued and outstanding shares of the Registrant's common stock. This amount does not reflect an additional 2,250,000 shares which may be obtained by the Purchaser from the exercise of the Warrants described above, plus an additional 503,234 warrants owned by the Purchaser prior to the consummation of this transaction.

         The Registrant will utilize the proceeds from this offering for general working capital.

         The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.


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

Item 9.01     Financial Statements and Exhibits

                  c) Exhibits

                  10.1     Form of Subscription Agreement
                  10.2     Form of Common Stock Purchase Warrant


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     BIOMETRX,  INC.
                                                    (Registrant)

Date:   November 1, 2005                             By: /s/ Mark Basile
                                                         -----------------------
                                                         Mark Basile
                                                         Chief Executive Officer

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